Exhibit 99.1

CANOPY GROWTH REPORTS FIRST QUARTER FISCAL 2021 FINANCIAL RESULTS

Transformation strategy gains traction

Net Revenue of $110 million increases 22% over Q1 FY20

Net Loss of $128 million; Adjusted EBITDA loss of $92 million narrows versus Q1 FY20

Established leadership position in growing cannabis-infused beverage segment; shipping +1.2mm cans to Canadian provinces since launch

Strengthened foothold in U.S. market with launch of shopcanopy.com

August 10, 2020

SMITHS FALLS, ON —  Canopy Growth Corporation (“Canopy Growth” or the “Company”) (TSX:WEED, NYSE:CGC) today announced its financial results for the first quarter fiscal 2021 ended June 30, 2020.  All financial information in this press release is reported in millions of Canadian dollars, unless otherwise indicated.

“We’re proud of our strong first-quarter performance, despite unprecedented volatility and uncertainty in the market and across the globe,” said David Klein, CEO.  “We grew our revenue year-over-year and are seeing market share improvement, notably achieving number one market share in cannabis-infused beverages in the Canadian market.  We are implementing a renewed corporate strategy with the appointment of a new leadership team which will focus on delivering quality products to our consumers, positioning our business for continued growth.  The proposed retooled Acreage announcement refocuses our entry for the evolving U.S. market, where we are seeing increased momentum."

“Following our previously announced restructuring actions, we have substantially reduced our expense and cash burn in this quarter in addition to reducing headcount by over 18% since beginning of this calendar year.   Our marketing and R&D investments are being re-allocated to programs with high-return potential in order to drive sales", added Mike Lee, CFO. “Our gross margins in the quarter came in below our expectations due to under-utilization of our large-scale infrastructure. We've already proven we can deliver 40%-plus gross margin and are confident that we can return to that level as we work toward higher capacity utilization across our facilities as demand for our cannabis products continue to grow.  In the meantime, we are focused on further optimizing our operating footprint through a full end-to-end strategy that looks at people, process, technology, and infrastructure that we believe will lead to best in class margins over time.”

First Quarter Fiscal 2021 Financial Summary

	Net revenue	Gross margin percentage	Adjusted gross margin percentage[1]	Net loss	Adjusted EBITDA[2]	Free cash flow[3]
Reported	$110.4	6%	7%	$(128.3)	$(92.2)	$(180.1)
vs. Q1 2020	22%	(1,400) bps	(1,300 bps)	34%	1%	51%
[1] Adjusted gross margin percentage is a non-GAAP measure. See "Non-GAAP Measures".
[2] Adjusted EBITDA is a non-GAAP measure. See "Non-GAAP Measures".
[3] Free cash flow is a non-GAAP measure. See "Non-GAAP Measures".

First Quarter Fiscal 2021 Corporate Financial Highlights

•

Revenues: Net revenue in Q1 2021 increased by 22% versus Q1 2020 driven by higher medical cannabis sales in Canada and Germany, strong Storz & Bickel (“S&B”) vaporizer sales and the benefit of a full quarter of contribution from acquired businesses C3 (acquired in April 2019) and This Works (acquired in May 2019) that were reflected for a full quarter in Q1 2021. Excluding the impact from acquired businesses, net sales growth increased 9% versus Q1 2020. The growth was partially offset by a decline in Canadian Recreational cannabis revenue due to restricted retail operating environment in response to the COVID-19 pandemic and increased competition in dried flower-based products.

•

Gross margin: Gross margin was 6%. Adjusted gross margin, excluding inventory step-up costs, was 7%, down 1,300 bps versus Q1 2020.  Gross margin was impacted by lower production output as well as manufacturing variances and inventory adjustments.

•

Operating expenses: Total SG&A expenses declined by 23% versus Q1 2020, driven by year-over-year reductions in Sales & Marketing expenses, partially offset by higher General & Administrative (G&A) and Research & Development (“R&D”) expenses. Sales & Marketing expense decline of 25% reflects lower compensation expenses resulting from corporate restructuring actions taken earlier in the year, delayed or cancelled marketing activities and reduced travel-related expenses due to the COVID-19 pandemic. G&A expenses increased 2%, while R&D expenses rose 61% mainly driven by research studies that commenced in Q2 and Q3 2020 and increased activities to support Cannabis 2.0 product development. Share-based Compensation expenses decreased 65% over Q1 2020.

•	Net Loss: Net loss of $128 million in Q1 2021, a $66 million narrower loss versus Q1 2020, was driven by higher revenue and lower SG&A expenses.
•	Adjusted EBITDA: Adjusted EBITDA loss was $92 million in Q1 2021, compared to a loss of $93 million in Q1 2020.
•

Cash Position: Cash and Short-term Investments amounted to $2.0 billion at June 30, 2020, unchanged from $2.0 billion at March 31, 2020 reflecting the investment of approximately $245 million by an indirect wholly-owned subsidiary of Constellation Brands (NYSE:STZ) to exercise warrants in the Company offset by the EBITDA loss and capital investments.

Business & Operational Highlights

•

Significant progress on our strategic priorities and organizational design: Key activities included implementing new organizational structure and aligning resources to reflect a new strategy, initiating end to end supply chain review, and rolling out dried flower quality improvement programs.

•	Strengthened competitive positioning in Canada recreational market:
o	Completed a national repositioning of Twd. dried flower value brand; our dollar share increased nearly 5pts in value flower in the province of Ontario during the latest 4-weeks ended July 19, 2020.
o

Company’s Rec 2.0 products accounted for 13% of total Canada B2B sales in Q1 2021; Four Ready-to- Drink (“RTD”) cannabis beverages under Tweed, Houseplant and DeepSpace brands available nation-wide in the Canadian recreational market; over 1.2 million beverage units have been shipped since late March 2020.

•	Stepped up activities in the U.S. market to drive accelerated revenue growth:
o	Launched shopcanopy.com (“ShopCanopy”) ecommerce site in current quarter; ShopCanopy provides a one-stop shopping destination for the Company’s growing portfolio of CBD products in the U.S.
o

BioSteel RTD non-CBD beverages in new environmentally friendly Tetrapak packaging is now available for sale online in the U.S; we are actively engaging with major retailers in an effort to expand distribution of BioSteel products to key markets across the U.S.

o	Expanded distribution of S&B vaporizer products in the U.S.
o	Final preparations underway for the launch of Martha Stewart branded health and wellness CBD products expected in the coming weeks.
•

The Company and Acreage Holdings, Inc. (“Acreage”) entered into a proposal agreement to amend the terms of the existing arrangement between the Company and Acreage (the “Amended Arrangement”), that reaffirms the Company’s path to the U.S. THC market when federally permissible; the Amended Arrangement is subject to, among other things, Acreage shareholder approval and court approval.

•

Continuing to assess the impact of the COVID-19 pandemic, with a focus on the health and safety of our employees, business continuity and supporting our communities.  To date, there has been minimal disruption to production and supply chain, all of our 22 corporate-owned retail stores have re-opened and our liquidity position remains strong.

First Quarter Fiscal 2021 Financial and Operational Review

Revenue by Channel

(in millions of Canadian dollars, unaudited)	Q1 2021	Q1 2020	vs. Q1 2020

Canadian recreational net revenue
- Business to business[1]	$34.9	$38.9	(10%)
- Business to consumer	$9.3	$10.6	(12%)
Canadian recreational net revenue	$44.2	$49.5	(11%)
Canadian medical net revenue[2]	$13.9	$11.7	19%
International medical revenue	$20.2	$10.5	92%
All other revenue	$32.1	$18.8	71%
Net revenue	$110.4	$90.5	22%
[1] Includes excise taxes of $7.2 million (Q1 2020 - $11.5 million).
[2] Includes excise taxes of $1.4 million (Q1 2020 - $1.4 million).

Revenue by Form

(in millions of Canadian dollars, unaudited)	Q1 2021	Q1 2020	vs. Q1 2020

Canadian recreational revenue
- Dry bud[1]	$40.1	$60.8	(34%)
- Oils and softgels[1]	$7.7	$8.2	(6%)
- Cannabis 2.0 products[2]	$7.0	$-	NM
- Other revenue adjustments[3]	$(3.4)	$(8.0)	58%
- Excise taxes	$(7.2)	$(11.5)	37%
	$44.2	$49.5	(11%)
Global medical revenue
- Dry bud	$10.2	$7.2	42%
- Oils and softgels	$25.0	$16.4	52%
- Cannabis 2.0 products[2]	$0.3	$-	NM
- Excise taxes	$(1.4)	$(1.4)	0%
	$34.1	$22.2	54%

All other revenue	$32.1	$18.8	71%
Net revenue	$110.4	$90.5	22%
[1] Excludes the impact of other revenue adjustments.

[2] Cannabis 2.0 products include cannabis-infused chocolates, cannabis-infused beverages, and cannabis vape products (including power sources such as rechargeable and compact batteries, ready-to-go vape pens, and cartridges/vape pods)

[3] Other revenue adjustments represent the Company's determination of returns and pricing adjustments, and relate to the Canadian recreational business-to-business channel.

Canadian Cannabis

•

Canadian medical revenue increased 19% from Q1 2020. The year-over-year increase due primarily to the prior year quarter being impacted by the transition of medical customers to the Spectrum Therapeutics online store and limited supply of medical cannabis medical products, as well as higher average basket size we saw in Q1 2021.

•

Recreational B2C net sales declined 12% over the comparative period due primarily to the restricted cannabis retail operating environment in response to the COVID-19 pandemic, including full closure of our corporate owned store for the first half of Q1 2021, and upon reopening with click & collect/curbside pick up and reduced hours.

•

Recreational B2B net sales declined by 10% from Q1 2020 primarily as a result of increased competition driving lower market share in dried flower, partially offset by new cannabis 2.0 products and reduced provisions for returns.

International Cannabis

•

C3 revenue in Q1 2021 increased 75% over Q1 2020 due to the recognition of a full quarter of revenue in Q1 2021 (compared to approximately two months of revenue in Q1 2020 following the acquisition of C3 by the Company in April 2019) and growth of the Dronabinol market in Germany. C3 revenue increased by 17% on an organic basis, adjusted for the timing of acquisitions.

•	Dried flower sales in Germany grew 181% in Q1 2021 over Q1 2020 due to increased supply and patient demand.

Strategic Acquisitions

•	S&B vaporizer revenue in Q1 2021 increased 74% over Q1 2020, benefiting from expanded distribution in the United States and broader product portfolio.
•

This Works sales in Q1 2021 increased 160% over Q1 2020 due in part to the recognition of a full quarter of revenue in Q1 2021 (compared to less than a month of revenue in Q1 2020 following the acquisition of This Works by the Company in May 2020). This Works sales declined by 13% on an organic basis, mainly due to the closure of retail stores as a result of the COVID-19 pandemic.

The first quarter fiscal 2021 and first quarter fiscal 2020 financial results presented in this press release have been prepared in accordance with U.S. GAAP.

Webcast and Conference Call Information

The Company will host a conference call and audio webcast with David Klein, CEO and Mike Lee, CFO at 10:00 AM Eastern Time on August 10, 2020.

Webcast Information

A live audio webcast will be available at:

https://produceredition.webcasts.com/starthere.jsp?ei=1343663&tp_key=96c72fd568

Replay Information

A replay of the call will be accessible by webcast, until 11:59 PM ET on November 8, 2020, at https://produceredition.webcasts.com/starthere.jsp?ei=1343663&tp_key=96c72fd568

Non-GAAP Measures

Adjusted EBITDA is a non-GAAP measure used by management that is not defined by U.S. GAAP and may not be comparable to similar measures presented by other companies. Adjusted EBITDA is calculated as the reported net loss, adjusted to exclude income tax recovery (expense); other income (expense), net; loss on equity method investments; share-based compensation expense; depreciation and amortization expense; asset impairment and restructuring costs; and charges related to the flow-through of inventory step-up on business combinations, and further adjusted to remove acquisition-related costs. The Adjusted EBITDA reconciliation is presented within this news release and explained in the Company's Quarterly Report on Form 10-Q to be filed with the SEC.

Adjusted Gross Margin and Adjusted Gross Margin Percentage are non-GAAP measures used by management that are not defined by U.S. GAAP and may not be comparable to similar measures presented by other companies. Adjusted Gross Margin is calculated as gross margin excluding charges related to the flow-through of inventory step-up associated with business combinations. Adjusted Gross Margin Percentage is calculated as Adjusted Gross Margin divided by Net Revenue.  The Adjusted Gross Margin reconciliation is presented within this news release.

Free Cash Flow is a non- GAAP measure used by management that is not defined by U.S. GAAP and may not be comparable to similar measures presented by other companies.  This measure is calculated as net cash provided by (used in) operating activities less purchases of and deposits on property, plant and equipment. The Free Cash Flow reconciliation is presented within this news release and explained in the Company's Quarterly Report on Form 10-Q to be filed with the SEC.

Contact:

Laura Nadeau

Media Relations

media@canopygrowth.com

Judy Hong

Vice President, Investor Relations (USA)

Judy.hong@canopygrowth.com

Tyler Burns

Vice President, Investor Relations (Canada)

Tyler.burns@canopygrowth.com

About Canopy Growth Corporation

Canopy Growth (TSX:WEED, NYSE:CGC) is a world-leading diversified cannabis, hemp and cannabis device company, offering distinct brands and curated cannabis varieties in dried, oil and Softgel capsule forms, as well as medical devices through the Company’s subsidiary, Storz & Bickel GMbH & Co. KG. From product and process innovation to market execution, Canopy Growth is driven by a passion for leadership and a commitment to building a world-class cannabis company one product, site and country at a time. The Company has operations in over a dozen countries across five continents.

The Company’s medical division, Spectrum Therapeutics is proudly dedicated to educating healthcare practitioners, conducting robust clinical research, and furthering the public’s understanding of cannabis, and has devoted millions of dollars toward cutting edge, commercializable research and IP development. Spectrum Therapeutics sells a range of full-spectrum products using its colour-coded classification Spectrum system as well as single cannabinoid Dronabinol under the brand Bionorica Ethics.

The Company operates retail stores across Canada under its award-winning Tweed and Tokyo Smoke banners. Tweed is a globally recognized cannabis brand which has built a large and loyal following by focusing on quality products and meaningful customer relationships.

From our public listing on the Toronto Stock Exchange and New York Stock Exchange to our continued international expansion, pride in advancing shareholder value through leadership is engrained in all we do at Canopy Growth. Canopy Growth has established partnerships with leading sector names including cannabis icons Snoop Dogg and Seth Rogen, breeding legends DNA Genetics and Green House Seeds, and Fortune 500 alcohol leader Constellation Brands, to name but a few. For more information visit www.canopygrowth.com.

Notice Regarding Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of applicable securities laws, which involve certain known and unknown risks and uncertainties. Forward-looking statements predict or describe our future operations, business plans, business and investment strategies and the performance of our investments. These forward-looking statements are generally identified by their use of such terms and phrases as “intend,” “goal,” “strategy,” “estimate,” “expect,” “project,” “projections,” “forecasts,” “plans,” “seeks,” “anticipates,” “potential,” “proposed,” “will,” “should,” “could,” “would,” “may,” “likely,” “designed to,” “foreseeable future,” “believe,” “scheduled” and other similar expressions. Our actual results or outcomes may differ materially from those anticipated. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made.

Forward-looking statements include, but are not limited to, statements with respect to:

•

the uncertainties associated with the COVID-19 pandemic, including our ability to continue operations, the ability of our suppliers and distribution channels to continue to operate, and the use of our products by consumers, and disruptions to the global and local economies due to related stay-at-home orders, quarantine policies and restrictions on travel, trade and business operations and a reduction in discretionary consumer spending;

•

laws and regulations and any amendments thereto applicable to our business and the impact thereof, including uncertainty regarding the application of U.S. state and federal law to U.S. hemp (including CBD) products and the scope of any regulations by the U.S. Federal Drug Administration, the U.S. Federal Trade Commission, the U.S. Patent and Trademark Office, the U.S. Department of Agriculture (the “USDA”) and any state equivalent regulatory agencies over U.S. hemp (including CBD) products;

•	expectations regarding the regulation of the U.S. hemp industry in the U.S., including the promulgation of regulations for the U.S. hemp industry by the USDA;
•	expectations regarding the potential success of, and the costs and benefits associated with, our acquisitions, joint ventures, strategic alliances and equity investments;
•	the plan of arrangement with Acreage Holdings, Inc., as may be amended pursuant to the Proposal Agreement, including the consummation of such acquisition
•	the grant, renewal and impact of any license or supplemental license to conduct activities with cannabis or any amendments thereof;
•	our international activities and joint venture interests, including required regulatory approvals and licensing, anticipated costs and timing, and expected impact;
•

the ability to successfully create and launch brands and further create, launch and scale cannabis-based products and U.S. hemp-derived consumer products in jurisdictions where such products are legal and that we currently operate in;

•	the benefits, viability, safety, efficacy, dosing and social acceptance of cannabis, including CBD and other cannabinoids;
•	the anticipated benefits and impact of the CBI Group investments in us (the “CBI Group Investments”);
•

the potential exercise of the warrants held by the CBI Group, pre-emptive rights and/or top-up rights in connection with the CBI Group Investments, including proceeds to us that may result therefrom or the potential conversion of notes held by the CBI Group in connection with the CBI Group Investments;

•	expectations regarding the use of proceeds of equity financings, including the proceeds from the CBI Group Investments;
•

the legalization of the use of cannabis for medical or recreational in jurisdictions outside of Canada, the related timing and impact thereof and our intentions to participate in such markets, if and when such use is legalized;

•	our ability to execute on our strategy and the anticipated benefits of such strategy;
•

the ongoing impact of the legalization of additional cannabis product types and forms for recreational use in Canada, including federal, provincial, territorial and municipal regulations pertaining thereto, the related timing and impact thereof and our intentions to participate in such markets;

•

the ongoing impact of developing provincial, territorial and municipal regulations pertaining to the sale and distribution of cannabis, the related timing and impact thereof, as well as the restrictions on federally regulated cannabis producers participating in certain retail markets and our intentions to participate in such markets to the extent permissible;

•	the future performance of our business and operations;
•	our competitive advantages and business strategies;
•	the competitive conditions of the industry;
•	the expected growth in the number of customers using our products;
•	our ability or plans to identify, develop, commercialize or expand our technology and research and development initiatives in cannabinoids, or the success thereof;
•	expectations regarding revenues, expenses and anticipated cash needs;
•	expectations regarding cash flow, liquidity and sources of funding;
•	expectations regarding capital expenditures;

•	the expansion of our production and manufacturing, the costs and timing associated therewith and the receipt of applicable production and sale licenses;
•	the expected growth in our growing, production and supply chain capacities;
•	expectations regarding the resolution of litigation and other legal proceedings;
•	expectations with respect to future production costs;
•	expectations with respect to future sales and distribution channels;
•	the expected methods to be used to distribute and sell our products;
•	our future product offerings;
•	the anticipated future gross margins of our operations;
•	accounting standards and estimates;
•	expectations regarding our distribution network; and
•	expectations regarding the costs and benefits associated with our contracts and agreements with third parties, including under our third-party supply and manufacturing agreements.

Certain of the forward-looking statements contained herein concerning the industries in which we conduct our business are based on estimates prepared by us using data from publicly available governmental sources, market research, industry analysis and on assumptions based on data and knowledge of these industries, which we believe to be reasonable. However, although generally indicative of relative market positions, market shares and performance characteristics, such data is inherently imprecise. The industries in which we conduct our business involve risks and uncertainties that are subject to change based on various factors, which are described further below.

The forward-looking statements contained herein are based upon certain material assumptions that were applied in drawing a conclusion or making a forecast or projection, including: (i) management’s perceptions of historical trends, current conditions and expected future developments; (ii) our ability to generate cash flow from operations; (iii) general economic, financial market, regulatory and political conditions in which we operate; (iv) the production and manufacturing capabilities and output from our facilities and our joint ventures, strategic alliances and equity investments; (v) consumer interest in our products; (vi) competition; (vii) anticipated and unanticipated costs; (viii) government regulation of our activities and products including but not limited to the areas of taxation and environmental protection; (ix) the timely receipt of any required regulatory authorizations, approvals, consents, permits and/or licenses; (x) our ability to obtain qualified staff, equipment and services in a timely and cost-efficient manner; (xi) our ability to conduct operations in a safe, efficient and effective manner; (xii) our ability to realize anticipated benefits, synergies or generate revenue, profits or value from our recent acquisitions into our existing operations; (xiii) our ability to continue to operate in light of the COVID-19 pandemic and the impact of the pandemic on demand for, and sales of, our products and our distribution channels; and (xiv) other considerations that management believes to be appropriate in the circumstances. While our management considers these assumptions to be reasonable based on information currently available to management, there is no assurance that such expectations will prove to be correct.

By their nature, forward-looking statements are subject to inherent risks and uncertainties that may be general or specific and which give rise to the possibility that expectations, forecasts, predictions, projections or conclusions will not prove to be accurate, that assumptions may not be correct and that objectives, strategic goals and priorities will not be achieved. A variety of factors, including known and unknown risks, many of which are beyond our control, could cause actual results to differ materially from the forward-looking statements in this press release and other reports we file with, or furnish to, the Securities and Exchange Commission (the “SEC”) and other regulatory agencies and made by our directors, officers, other employees and other persons authorized to speak on our behalf. Such factors include, without limitation, the risk that the COVID-19 pandemic may disrupt our operations and those of our suppliers and distribution channels and negatively impact the use of our products; consumer demand for cannabis and U.S. hemp products; that cost savings and any other synergies from the CBI Group Investments may not be fully realized or may take longer to realize than expected; future levels of revenues; our ability to manage disruptions in credit markets or changes to our credit rating; future levels of capital, environmental or maintenance expenditures, general and administrative and other expenses; the success or timing of completion of ongoing or anticipated capital or maintenance projects; business strategies, growth opportunities and expected investment; the adequacy of our capital resources and liquidity, including but not limited to, availability of sufficient cash flow to execute our business plan (either within the expected timeframe or at all); the potential effects of judicial or other proceedings on our business, financial condition, results of operations and cash flows; volatility in and/or degradation of general economic, market, industry or business conditions; compliance with applicable environmental, economic, health and safety, energy and other policies and regulations and in particular health concerns with respect to vaping and the use of cannabis and U.S. hemp products in vaping devices; the anticipated effects of actions of third parties such as competitors, activist investors or federal, state, provincial, territorial or local regulatory authorities, self-regulatory organizations, plaintiffs in litigation or persons threatening litigation; changes in regulatory requirements in relation to our business and products; and the factors discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended March 31, 2020 filed with the SEC on June 1, 2020. Readers are cautioned to consider these and other factors, uncertainties and potential events carefully and not to put undue reliance on forward-looking statements.

Forward-looking statements are provided for the purposes of assisting the reader in understanding our financial performance, financial position and cash flows as of and for periods ended on certain dates and to present information about management’s current expectations and plans relating to the future, and the reader is cautioned that the forward-looking statements may not be appropriate for any other purpose. While we believe that the assumptions and expectations reflected in the forward-looking statements are reasonable based on information currently available to management, there is no assurance that such assumptions and expectations will prove to have been correct. Forward-looking statements are made as of the date they are made and are based on the beliefs, estimates, expectations and opinions of management on that date. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, estimates or opinions, future events or results or otherwise or to explain any material difference between subsequent actual events and such forward-looking statements, except as required by law. The forward-looking statements contained in this press release and other reports we file with, or furnish to, the SEC and other regulatory agencies and made by our directors, officers, other employees and other persons authorized to speak on our behalf are expressly qualified in their entirety by these cautionary statements.

Schedule 1

CANOPY GROWTH CORPORATION CONDENSED INTERIM CONSOLIDATED BALANCE SHEETS (in thousands of Canadian dollars, except number of shares and per share data, unaudited)

	June 30, 2020	March 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$975,870	$1,303,176
Short-term investments	1,060,901	673,323
Restricted short-term investments	16,436	21,539
Amounts receivable, net	72,578	90,155
Inventory	389,800	391,086
Prepaid expenses and other assets	98,362	85,094
Total current assets	2,613,947	2,564,373
Equity method investments	58,654	65,843
Other financial assets	273,624	249,253
Property, plant and equipment	1,508,668	1,524,803
Intangible assets	444,199	476,366
Goodwill	1,929,418	1,954,471
Other assets	17,320	22,636
Total assets	$6,845,830	$6,857,745

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$89,368	$123,393
Other accrued expenses and liabilities	82,981	64,994
Current portion of long-term debt	22,570	16,393
Other liabilities	124,757	215,809
Total current liabilities	319,676	420,589
Long-term debt	477,836	449,022
Deferred income tax liabilities	45,816	47,113
Liability arising from Acreage Arrangement	285,000	250,000
Warrant derivative liability	287,122	322,491
Other liabilities	168,239	190,660
Total liabilities	1,583,689	1,679,875
Commitments and contingencies
Redeemable noncontrolling interest	81,600	69,750
Canopy Growth Corporation shareholders' equity:
Common shares - $nil par value; Authorized - unlimited number of shares; Issued - 370,865,639 shares and 350,112,927 shares, respectively	6,724,245	6,373,544
Additional paid-in capital	2,520,371	2,615,155
Accumulated other comprehensive income	152,415	220,899
Deficit	(4,431,737)	(4,323,236)
Total Canopy Growth Corporation shareholders' equity	4,965,294	4,886,362
Noncontrolling interests	215,247	221,758
Total shareholders' equity	5,180,541	5,108,120
Total liabilities and shareholders' equity	$6,845,830	$6,857,745

Schedule 2

CANOPY GROWTH CORPORATION CONDENSED INTERIM CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands of Canadian dollars, except number of shares and per share data, unaudited)

	Three months ended June 30,
	2020	2019
Revenue	$119,088	$103,391
Excise taxes	8,672	12,909
Net revenue	110,416	90,482
Cost of goods sold	103,921	72,192
Gross margin	6,495	18,290
Operating expenses:
Selling, general and administrative expenses	135,392	145,647
Share-based compensation	30,685	87,362
Asset impairment and restructuring costs	12,794	-
Total operating expenses	178,871	233,009
Operating loss	(172,376)	(214,719)
Loss from equity method investments	(7,189)	(1,833)
Other income (expense), net	48,205	32,768
Loss before income taxes	(131,360)	(183,784)
Income tax recovery (expense)	3,038	(10,267)
Net loss	(128,322)	(194,051)
Net loss attributable to noncontrolling interests and redeemable noncontrolling interest	(19,821)	(8,182)
Net loss attributable to Canopy Growth Corporation	$(108,501)	$(185,869)

Basic and diluted loss per share	$(0.30)	$(0.54)
Basic and diluted weighted average common shares outstanding	363,763,347	346,779,156

Schedule 3

CANOPY GROWTH CORPORATION CONDENSED INTERIM CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands of Canadian dollars, unaudited)

	Three months ended June 30,
	2020	2019
Cash flows from operating activities:
Net loss	$(128,322)	$(194,051)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation of property, plant and equipment	17,415	13,587
Amortization of intangible assets	16,632	7,165
Share of loss on equity method investments	7,189	1,833
Share-based compensation	30,685	87,362
Asset impairment and restructuring costs	12,794	-
Income tax (recovery) expense	(3,038)	10,267
Non-cash foreign currency	8,688	2,834
Change in operating assets and liabilities, net of effects from purchases of businesses:
Amounts receivable	17,577	13,506
Prepaid expenses and other assets	(16,059)	(24,009)
Inventory	(10,772)	(50,716)
Accounts payable and accrued liabilities	3,755	(12,582)
Other, including non-cash fair value adjustments	(75,090)	(13,486)
Net cash used in operating activities	(118,546)	(158,290)
Cash flows from investing activities:
Purchases of and deposits on property, plant and equipment	(61,547)	(211,824)
Purchases of intangible assets	(3,088)	(7,692)
Proceeds on sale of intangible assets	18,337	-
(Purchases) redemption of short-term investments	(382,486)	687,818
Investments in equity method investments	-	(2,824)
Investments in other financial assets	(2,564)	(29,414)
Investment in Acreage Arrangement	-	(395,190)
Recovery of amounts related to construction financing	10,000	-
Payment of acquisition related liabilities	(4,511)	(21,447)
Net cash outflow on acquisition of noncontrolling interests	(125)	-
Net cash outflow on acquisition of subsidiaries	-	(425,024)
Net cash used in investing activities	(425,984)	(405,597)
Cash flows from financing activities:
Payment of share issue costs	(595)	(74)
Proceeds from issuance of shares by Canopy Rivers	92	86
Proceeds from exercise of stock options	4,722	16,077
Proceeds from exercise of warrants	244,990	427
Issuance of long-term debt	4,439	-
Repayment of long-term debt	(6,345)	(98,207)
Net cash provided by (used in) financing activities	247,303	(81,691)
Effect of exchange rate changes on cash and cash equivalents	(30,079)	(18,620)
Net decrease in cash and cash equivalents	(327,306)	(664,198)
Cash and cash equivalents, beginning of period	1,303,176	2,480,830
Cash and cash equivalents, end of period	$975,870	$1,816,632

Schedule 4

Adjusted Gross Margin[1] Reconciliation (Non-GAAP Measure)
	Three months ended June 30,
(in thousands of Canadian dollars, unaudited)	2020	2019
Net revenue	$110,416	$90,482

Gross margin, as reported	6,495	18,290
Adjustments to gross margin:
Charges related to the flow-through of inventory step-up on business combinations	1,213	-
Adjusted gross margin[1]	$7,708	$18,290

Adjusted gross margin percentage[1]	7%	20%

[1] Adjusted gross margin and adjusted gross margin percentage are non-GAAP measures. See "Non-GAAP Measures".

Schedule 5

Adjusted EBITDA[1] Reconciliation (Non-GAAP Measure)
	Three months ended June 30,
(in thousands of Canadian dollars, unaudited)	2020	2019
Net loss	$(128,322)	$(194,051)
Income tax (recovery) expense	(3,038)	10,267
Other (income) expense, net	(48,205)	(32,768)
Loss on equity method investments	7,189	1,833
Share-based compensation[2]	30,685	87,362
Acquisition-related costs	1,394	13,182
Depreciation and amortization[2]	34,047	20,752
Asset impairment and restructuring costs	12,794	-
Charges related to the flow-through of inventory step-up on business combinations	1,213	-
Adjusted EBITDA[1]	$(92,243)	$(93,423)

[1]Adjusted EBITDA is a non-GAAP measure. See "Non-GAAP Measures".
[2] From Statement of Cash Flows.

Schedule 6

Free Cash Flow Reconciliation[1]
	Three months ended June 30,
(in thousands of Canadian dollars, unaudited)	2020	2019
Net cash used in operating activities	$(118,546)	$(158,290)
Purchases of and deposits on property, plant and equipment	(61,547)	(211,824)
Free cash flow[1]	$(180,093)	$(370,114)

[1]Free cash flow is a non-GAAP measure. See "Non-GAAP Measures".